UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 09, 2023

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2023, Aptevo Therapeutics Inc. (the “Company”) entered into a warrant inducement agreement (the “Inducement Agreement”) with certain holders (the “Holders”) of the Company’s existing Series A Common Stock Purchase Warrants (“Existing Series A Warrants”) and Series B Common Stock Purchase Warrants (“Existing Series B Warrants” and together, the “Existing Warrants”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company. Pursuant to the Inducement Agreement, the Holders agreed to exercise for cash their Existing Warrants to purchase up to 16,013,034 shares of the Company’s Common Stock at an exercise price of $0.233 per share during the period from the date of the Inducement Agreement until 7:30 a.m., Eastern Time, on December 9, 2023. The aggregate gross proceeds to be received by the Company will depend on the number of Existing Warrants actually exercised by the Holder. If all of the Existing Warrants are exercised in connection with the Inducement Agreement, the Company would anticipate receiving aggregate gross proceeds of up to approximately $3.4 million from the exercise of the Existing Warrants before deducting financial advisory fees and other expenses payable by us. There is, however, no guarantee that all of the Existing Warrants will be exercised by the Holder in accordance with the Inducement Agreement.

In consideration of the Holder’s agreement to exercise the Existing Warrants in accordance with the Inducement Agreement, the Company agreed to issue new unregistered Series A Common Stock purchase warrants (the “New Series A Warrants”) and Series B Common Stock purchase warrants (the “New Series B Warrants” and together with the New Series A Warrants, the “New Warrants”) to purchase a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issued upon exercise of the Existing Series A Warrants (the “Series A Warrant Shares”) and Existing Series B Warrants (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “New Warrant Shares”), as applicable. Of the New Series A Warrants, 50% will be immediately exercisable (the “New Series A-1 Warrants”) and 50% will be exercisable at any time on or after the Stockholder Approval Date (as defined in the Inducement Agreement) (the “New Series A-2 Warrants”), and have a term of exercise of four years and eight months for the warrants that are immediately exercisable and a term of exercise of five years for the warrants which require stockholder approval. Of the New Series B Warrants, 50% will be immediately exercisable (the “New Series B-1 Warrants”) and 50% will be exercisable at any time on or after the Stockholder Approval Date (the “New Series B-2 Warrants”), and have a term of exercise of 14 months for the warrants that are immediately exercisable and a term of exercise of 24 months for the warrants which require stockholder approval.

The Company agreed in the Inducement Agreement to file a registration statement on Form S-3 to register the resale of the New Warrant Shares upon exercise of the New Warrants (the “Resale Registration Statement”) by November 27, 2023, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the Securities and Exchange Commission within ninety (90) days following the date of filing the Resale Registration Statement and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares. In the event that the Company fails to timely deliver to the Holder the New Warrant Shares without restrictive legends, the Company has agreed to pay certain liquidated damages to the Holder.

The Company expects to use the net proceeds from these transactions for the continued clinical development of its product candidates and for working capital, and other general corporate purposes.

The New Warrants will have an exercise price of $0.233 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of New Warrants will be entitled to receive, upon exercise of the New Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the New Warrants immediately prior to the fundamental transaction.

The Company may not affect the exercise of New Warrants, and the applicable Holder will not be entitled to exercise any portion of any such New Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such New Warrant (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such New Warrants.

We engaged A.G.P./Alliance Global Partners (“A.G.P.”) to provide exclusive financial services in connection with the transactions summarized above and, pursuant to a Financial Advisory Agreement between the Company and A.G.P., have agreed to pay A.G.P. a financial advisory fee equal to 7% of the aggregate gross proceeds received from the Holder’s exercise of their Existing Warrants. In addition, we have also agreed to reimburse A.G.P. for its accountable legal expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of up to $30,000. We expect to use the net proceeds from these transactions for general corporate purposes.

The foregoing descriptions of the Inducement Agreement, Financial Advisory Agreement and the New Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Inducement Agreement and form of New Series A-1 Warrant, New Series A-2 Warrant, New Series B-1 Warrant and New Series B-2 Warrant, which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. Neither the New Warrants nor the New Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Series A-1 Warrant
4.2	Form of New Series A-2 Warrant
4.3	Form of New Series B-1 Warrant
4.4	Form of New Series B-2 Warrant
10.1	Form of Warrant Inducement Agreement, by and between the Company and each Holder
10.2	Financial Advisory Agreement, dated as of November 9, 2023, between A.G.P./Alliance Global Partners and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	November 9, 2023	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer